UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2013

GOLDEN QUEEN MINING CO. LTD.
(Exact name of registrant as specified in its charter)

0-21777
(Commission File Number)

British Columbia, Canada	Not Applicable
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

6411 Imperial Avenue, West Vancouver, British Columbia, Canada, V7W 2J5
(Address of principal executive offices) (Zip Code)

(604) 921-7570
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual General Meeting of the holders of common shares of Golden Queen Mining Co. Ltd. held on May 30, 2013, the shareholders voted on the following matters:

1.	Fixing the Number of Directors at Five. The shareholders approved the number of directors to be fixed at five.

For: 37,075,393
Against: 10,350
Non-votes: 17,284

2.	Election of Directors. The following nominees were elected as directors to serve until the next annual general meeting of the shareholders:

H. Lutz Klingmann:	For: 36,344,051
Withheld: 741,692
Non-votes: 17,284

Thomas Clay::	For: 36,350,694
Withheld: 735,229
Non-votes: 17,104

Bryan A. Coates:	For: 37,013,247
Withheld: 72,496
Non-votes: 17,284

Guy Le Bel:	For: 37,004,658
Withheld: 81,085
Non-votes: 17,284

Bernard Guarnera:	For: 37,009,947
Withheld: 75,796
Non-votes: 17,284

3.	Appointment of Auditors. The shareholders approved the appointment of BDO Canada LLP, Chartered Accountants as auditors of the Company for the fiscal year ending December 31, 2013.

For: 37,088,047 Withheld: 14,800 Non-votes: 180

4.

Advisory (Non-Binding) Vote of Executive Compensation. The shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the management information circular for the Company’s 2013 annual general meeting.

For: 36,842,423 Against: 243,320 Non-votes: 17,284

5.

Frequency of Advisory (Non-Binding) Vote of Executive Compensation. The shareholders approved, on an advisory basis, the frequency of holding future advisory votes on the compensation of the Company’s named executive officers be every three (3) years.

For: 36,220,782 Against: 864,961 Non-votes: 17,284

Based upon the results of the shareholder vote, the Company intends to submit to its shareholders an advisory vote on executive compensation at its annual meeting every three (3) years until the next advisory vote on the frequency of stockholder voting on executive compensation.

6.

2013 Stock Option Plan. The shareholders approved Company’s 2013 stock option plan (the “Plan”) and subject to the requirements of the Toronto Stock Exchange, all unallocated entitlements issuable under the Plan were approved by shareholders of the Company until May 30, 2016.

For: 25,177,062 Against: 11,908,681 Non-votes: 17,284

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Golden Queen Mining Co. Ltd.
Date	May 31, 2013	(Registrant)

/s/ Lutz Klingmann
Lutz Klingmann, President